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                         ALEXION PHARMACEUTICALS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 4, 1998

    Lenoard Bell, M.D. and David W. Keiser, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Alexion Pharmaceuticals, Inc. held of record by the undersigned on October 22, 1998, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, December 4, 1998, at the Park Avenue Room at the Hotel Inter-Continental, 111 East 48th Street, New York, New York 10017 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND IN FAVOR OF PROPOSAL NO. 2.

1.   Proposal--Election of Directors--Nominees are:
     John H. Fried, Leonard Bell, Timothy F. Howe, Max Link, Joseph A. Madri, Leonard Marks, Jr. and Eileen M. More.
                      / /  For all listed        / /    WITHHOLD AUTHORITY to
                           nominees                     vote for the listed
                             (except as marked          nominees.
                                  to the
                                  contrary
                                  above)

    (INSTRUCTIONS. To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. Proposal No. 2--Amendment to the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock which may be issued thereunder.

     / /  FOR               / /  AGAINST              / /  ABSTAIN

                            (CONTINUED ON REVERSE SIDE)
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    Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
                                              DATED _____________________ , 1998
                                              __________________________________
                                              SIGNATURE
                                              __________________________________
                                              SIGNATURE IF HELD JOINTLY

                                              THE ABOVE-SIGNED ACKNOWLEDGES
                                              RECEIPT OF THE NOTICE OF ANNUAL
                                              MEETING OF STOCKHOLDERS AND THE
                                              PROXY STATEMENT FURNISHED
                                              THEREWITH.

                                              PLEASE SIGN, DATE AND RETURN THIS
                                              PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.